News Release
Document Security Systems, Inc.
585.325.3610

For Immediate Release

Document Security Systems, Inc. Reports Second Quarter 2009 Operating Results

— Security and Commercial Print Sales increase 68%

—  Operating expenses decrease by 42%

—  Net loss decreased by 20%

ROCHESTER, NY, August 13, 2009 — Document Security Systems, Inc. (NYSE AMEX: DMC; "DSS"), a leader in patented protection against counterfeiting and unauthorized copying, scanning and photo imaging, reported results for the second quarter ended June 30, 2009.

Revenue for the second quarter of 2009 was $2.2 million, an increase of 2% over the second quarter of 2008.  Security and commercial print sales increased 68% during the quarter which reflects the impact of the Company’s acquisition of DPI Secuprint, a commercial printer, in December, 2008.  This increase was primarily offset by a decrease in royalty revenue of 79% which reflects the impact of a non-recurring royalty of $542,000 recorded in the second quarter of 2008 that affected the comparison.  Excluding this item, revenue for the second quarter of 2009 would have increased 34% from the second quarter of 2008.

Operating expenses for the second quarter of 2009 were $1.5 million compared with $2.6 million in 2008, a decrease of 42% despite the inclusion in the 2009 quarter of approximately $397,000 in operating expenses at the Company’s newly acquired commercial printing operation.  The cost reductions were the result of significant decreases in selling, general & administrative compensation costs, professional fees, sales and marketing costs, stock based compensation costs and intangible amortization costs.

Net loss for the second quarter of 2009 was reduced by 20% to $975,000, or $0.07 per share, compared with a net loss of $1.2 million, or $0.9 per share, for the second quarter of 2008.  Adjusted EBITDA for the second quarter of 2009 was a loss of $400,000 or $0.03 per share, from positive Adjusted EBITDA of $85,000, or $0.01 per share, in the second quarter of 2008. (See Reconciliation of GAAP to Non-GAAP Financial Measures table).   In addition, the Company’s use of cash from operations during the second quarter was approximately $149,000, a significant improvement from the Company’s historical levels.

Second Quarter Highlights
•
Announced a non-binding letter of intent to spin off Legalstore.com subsidiary to Internet Media Services (IMS) headed by Ray Meyers, formerly of Eboz.com.  If completed, DSS shareholders of a future record date would receive shares in a new publicly traded entity (Legalstore.com). Closing and settling of the record date are tentatively scheduled to occur in September- October 2009 time frame.

•	Installed first phase of building security features in new DPI print facility
•	Completed initial security print projects for large consumer product companies.
•	Completed digital viewer software for DSS cyber security product - AuthentiGuard™ DX
•	Newly acquired DPI subsidiary wins two new packaging clients

- MORE -

•	DSS’s Plastic Printing subsidiary, P3 completed print tests for two large international integrators

Robert Fagenson, Chairman of the Board of Document Security Systems, stated “During the second quarter of 2009, we benefited from our cost cutting efforts of the past year.  Despite an extremely challenging sales environment, we reduced our net losses and significantly reduced the use of cash for operations.   As economic conditions improve, we believe we will see continued improvement on both our top line and bottom line results, including reaching Adjusted EBITDA breakeven levels as quickly as possible.”

Document Security System’s CEO Patrick White said, “During the second quarter we attracted several new large security and plastic print clients outside our local area.    Most of the new customer activities are in the quoting and testing stages, however we believe that these new customer opportunities and discussions will be reflected in our financial results during the rest of 2009 and beyond.  We believe that with our cost cutting in place we are very well positioned for the economic recovery that we all expect to take shape during the latter half of this year.”

About Document Security Systems, Inc
Document Security Systems is a world leader in the development of optical deterrent technologies that help prevent counterfeiting and brand fraud from the use of the most advanced scanners, copiers and imaging systems in the market. The company’s patented and patent-pending technologies protect valuable documents and printed products from counterfeiters and identity thieves. Document Security Systems’ customers, which include international governments, major corporations and world financial institutions, use its covert and overt technologies to protect a number of applications including, but not limited to, currency, vital records, brand protection, ID Cards, internet commerce, passports and gift certificates. Document Security Systems’ strategy is to become the world’s leading producer of cutting-edge security technologies for paper, plastic and electronically generated printed assets.

More information about Document Security Systems, Inc can be found at www.documentsecurity.com and www.plasticprintingprofessionals.com, www.legalstore.com, www.protectedpaper.com and www.dpiofrochester.com.

Safe Harbor Statement

The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbors created thereby. These forward-looking statements include, but are not limited to, statements regarding expectations for future financial performance, potential sales from new and existing customers, expected benefits from the Company's cost cutting efforts, the potential sale of Legalstore.com, and/or statements preceded by, followed by or that include the words “believes,” “could,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “projects,” “seeks,” or similar expressions. all of which involve uncertainty and risk. Many of these risks and uncertainties are discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 filed with the Securities and Exchange Commission (the “SEC”), and in any subsequent reports filed with the SEC, all of which are available at the SEC’s website at www.sec.gov. It is possible the company's future financial performance may differ from expectations due to a variety of factors including, but not limited to, the risks referred to above, and changes in economic and business conditions in the world, increased competitive activity, achieving sales levels to fulfill revenue expectations, consolidation among its competitors and customers, technology advancements, unexpected costs and charges, adequate funding for plans, changes in interest and foreign exchange rates, regulatory and other approvals and failure to implement all plans, for whatever reason. It is not possible to foresee or identify all such factors. Any forward-looking statements in this report are based on current conditions; expected future developments and other factors it believes are appropriate in the circumstances. Prospective investors are cautioned that such statements are not a guarantee of future performance and actual results or developments may differ materially from those projected. The company makes no commitment to update any forward-looking statement included herein, or disclose any facts, events or circumstances that may affect the accuracy of any forward-looking statement.

DOCUMENT SECURITY SYSTEMS, INC. AND SUBSIDIARIES

Consolidated Statements of Operations

(unaudited)

	Three Months Ended June 30, 2009	Three Months Ended June 30, 2008	% change	Six Months Ended June 30, 2009	Six Months Ended June 30, 2008	% change
Revenue
Security and commercial printing	$1,942,000	$1,155,000	68%	$4,359,000	$2,087,000	109%
Technology license royalties and digital solutions	191,000	900,000	-79%	415,000	1,237,000	-66%
Legal products	115,000	159,000	-28%	253,000	332,000	-24%
Total Revenue	2,248,000	2,214,000	2%	5,027,000	3,656,000	38%

Costs of revenue
Security and commercial printing	$1,496,000	$796,000	88%	$3,031,000	$1,392,000	118%
Technology license royalties and digital solutions	4,000	4,000	0%	7,000	7,000	0%
Legal products	60,000	74,000	-19%	123,000	171,000	-28%
Total cost of revenue	1,560,000	874,000	78%	3,161,000	1,570,000	101%

Gross profit
Security and commercial printing	446,000	359,000	24%	1,328,000	695,000	91%
Technology license royalties and digital solutions	187,000	896,000	-79%	408,000	1,230,000	-67%
Legal products	55,000	85,000	-35%	130,000	161,000	-19%
Total gross profit	688,000	1,340,000	-49%	1,866,000	2,086,000	-11%

Operating Expenses
Sales, general and administrative compensation	$835,000	$676,000	24%	$1,858,000	$1,457,000	28%
Professional Fees	40,000	207,000	-81%	287,000	574,000	-50%
Sales and marketing	11,000	131,000	-92%	71,000	314,000	-77%
Research and development	75,000	134,000	-44%	162,000	249,000	-35%
Rent and utilities	115,000	122,000	-6%	270,000	263,000	3%
Other	70,000	166,000	-58%	255,000	320,000	-20%
	$1,146,000	$1,436,000	-20%	$2,903,000	$3,177,000	-9%

Other Operating Expenses
Depreciation and amortization	40,000	42,000	-5%	80,000	84,000	-5%
Stock based payments	28,000	619,000	-95%	(117,000)	1,026,000	-111%
Impairment of patent defense costs	-	-	0%	-	292,000	0%
Amortization of intangibles	324,000	537,000	-40%	647,000	1,064,000	-39%
	392,000	1,198,000	-67%	610,000	2,466,000	-75%

Total Operating Expenses	1,538,000	2,634,000	-42%	3,513,000	5,643,000	-38%

Operating loss	(850,000)	(1,294,000)	-34%	(1,647,000)	(3,557,000)	-54%

Other income (expense):
Interest income
Gain/(Loss) on foreign currency adjustments	12,000	(13,000)	-192%	12,000	(24,000)	-150%
Interest expense	(68,000)	(33,000)	106%	(149,000)	(54,000)	176%
Amortizaton of note discount	(64,000)	-	0%	(125,000)	-	0%
Other income	-	126,000	0%	-	126,000	0%
Other income (expense), net	(120,000)	80,000	-250%	(262,000)	48,000	-646%

Loss before income taxes	(970,000)	(1,214,000)	-20%	(1,909,000)	(3,509,000)	-46%

Income taxes	5,000	5,000	-	9,000	10,000	-

Net loss	$(975,000)	$(1,219,000)	-20%	$(1,918,000)	$(3,519,000)	-45%

Net loss per share, basic and diluted	$(0.07)	$(0.09)	-22%	$(0.13)	$(0.26)	-50%

Weighted average common shares outstanding, basic and diluted	14,417,699	13,690,545	5%	14,397,942	13,672,555	5%

DOCUMENT SECURITY SYSTEMS, INC.  AND SUBSIDIARIES
Consolidated Balance Sheets
As of

	June 30,	December 31,
	2009	2008
	(unaudited)	(audited)

ASSETS

Current assets:
Cash and cash equivalents	$717,822	$87,820
Restricted cash	37,978	131,004
Accounts receivable, net of allowance of $36,000 ($50,000- 2008)	1,180,391	1,284,208
Inventory	326,714	359,034
Loans to employees	57,781	67,781
Prepaid expenses and other current assets	109,010	75,066
Total current assets	2,429,696	2,004,913

Fixed assets, net	1,458,553	1,517,357
Other assets	278,624	264,529
Goodwill	1,396,734	1,396,734
Other intangible assets, net	2,263,937	2,873,789
Total assets	$7,827,544	$8,057,322

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$1,617,722	$1,411,942
Accrued expenses & other current liabilities	1,262,847	1,312,745
Deferred revenue & customer deposits	32,696	30,193
Revolving notes from related parties	3,213,000	-
Short-term debt, net of discount of $122,000 ($247,000 -2008)	777,966	652,511
Current portion of capital lease obligations	78,828	78,367
Total current liabilities	6,983,059	3,485,758

Revolving notes from related parties	-	2,283,000
Capital lease obligations	259,543	210,365
Deferred tax liability	61,354	51,878
Commitments and contingencies

Stockholders' equity
Common stock, $.02 par value; 200,000,000 shares authorized, 14,465,062 shares issued and outstanding (14,369,764 in 2008) (325,000 subscribed in 2008)	289,301	287,395
Additional paid-in capital	34,652,399	35,538,695
Common stock subscriptions receivable	-	(1,300,000)
Accumulated deficit	(34,418,112)	(32,499,769)
Total stockholders' equity	523,588	2,026,321
Total liabilities and stockholders' equity	$7,827,544	$8,057,322

DOCUMENT SECURITY SYSTEMS, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
For the Six Months Ended June 30,

(unaudited)

	2009	2008

Cash flows from operating activities:
Net loss	$(1,918,343)	$(3,518,577)

Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation and amortization	819,852	1,222,084
Stock based compensation	(116,756)	1,056,018
Impairment of patent defense costs	-	291,581
Amortization of note discount	125,455	-
Decrease in restricted cash	-	3,561
(Increase) decrease in assets:
Accounts receivable	103,817	(349,422)
Inventory	32,320	15,497
Prepaid expenses and other assets	(38,039)	(164,027)
Increase (decrease) in liabilities:
Accounts payable	205,781	164,342
Accrued expenses and other liabilities	(24,056)	186,802
Deferred revenue	2,503	(544,934)
Net cash used by operating activities	(807,466)	(1,637,075)

Cash flows from investing activities:
Purchase of fixed assets	(18,254)	(189,802)
Decrease in restricted cash	93,026
Purchase of other intangible assets	(37,280)	(756,626)
Net cash provided (used) by investing activities	37,492	(946,428)

Cash flows from financing activities:
Borrowing on revolving notes- related parties	930,000	1,558,000
Borrowings on short-term credit facility	-	500,000
Payments of capital lease obligations	(46,023)	(56,067)
Issuance of common stock, net	516,000	800,000
Net cash provided by financing activities	1,399,977	2,801,933

Net increase in cash and cash equivalents	630,003	218,430
Cash and cash equivalents beginning of period	87,820	742,468
Cash and cash equivalents end of period	$717,823	$960,898

Adjusted EBITDA:  Non-GAAP Financial Performance Measure

	Three Months Ended June 30,			Six Months Ended June 30,
	2009	2008	% change	2009	2008	% change
	(unaudited)	(unaudited)		(unaudited)	(unaudited)

Net Loss	$(975,000)	$(1,218,000)	-20%	$(1,918,000)	$(3,519,000)	-45%
Add back:
Depreciation	86,000	79,000	9%	173,000	158,000	9%
Amortization of Intangibles	324,000	537,000	-40%	647,000	1,064,000	-39%
Stock based payments	28,000	649,000	-96%	(117,000)	1,056,000	-111%
Impairment of patent defense costs	-	-		-	291,000
Interest Income	-	-	0%	-	-	0%
Interest Expense	68,000	33,000	106%	149,000	54,000	176%
Amortization of bond discount	64,000			125,000	-	0%
Income Taxes	5,000	5,000	-	9,000	10,000	-

Adjusted EBITDA	(400,000)	85,000	-571%	(932,000)	(886,000)	5%

The Company uses Adjusted EBITDA as a non-GAAP financial performance measurement. Adjusted EBITDA is calculated by adding back to net income (loss) interest, income taxes, depreciation and amortization expense as further adjusted to add back stock-based compensation expense and non-recurring items. Adjusted EBITDA is provided to investors to supplement the results of operations reported in accordance with GAAP. Management believes Adjusted EBITDA is useful to help investors analyze the operating trends of the business before and after the adoption of SFAS 123(R) and to assess the relative underlying performance of businesses with different capital and tax structures. Management believes that Adjusted EBITDA provides an additional tool for investors to use in comparing its financial results with other companies in the industry, many of which also use Adjusted EBITDA in their communications to investors. By excluding non-cash charges such as amortization, depreciation and stock-based compensation, as well as non-operating charges for interest and income taxes, investors can evaluate the Company's operations and its ability to generate cash flows from operations and can compare its results on a more consistent basis to the results of other companies in the industry. Management also uses Adjusted EBITDA to evaluate potential acquisitions, establish internal budgets and goals, and evaluate performance of its business units and management.

Document Security Systems considers Adjusted EBITDA to be an important indicator of the Company's operational strength and performance of its business and a useful measure of the Company's historical and prospective operating trends. However, there are significant limitations to the use of Adjusted EBITDA since it excludes interest income and expense and income taxes, all of which impact the Company's profitability and operating cash flows, as well as depreciation, amortization and stock based compensation. Document Security Systems believes that these limitations are compensated by clearly identifying the difference between the two measures. Consequently, Adjusted EBITDA should not be considered in isolation or as a substitute for net income (loss) presented in accordance with GAAP. Adjusted EBITDA as defined by the Company may not be comparable with similarly named measures provided by other entities.